SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.         )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under to § 240.14a-12

Elutia Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ANNUAL MEETING OF STOCKHOLDERS OF ELUTIA INC. June 11, 2026 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Annual General Meeting of Stockholders, Proxy Statement and Proxy Card are available at www.astproxyportal.com/ast/23749 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2, 3, AND 4, AND “ONE YEAR” FOR PROPOSAL 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20230303040000001000 9 061126 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access. 1. Election of Class III Directors: O David Colpman Class III director O Kevin Rakin Class III director 2. Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026. 3. Approval of the First Amendment to the Elutia Inc. Amended and Restated 2020 Incentive Award Plan. 4. Approval, on an advisory and non-binding basis, of the compensa-tion of the Company’s named executive officers (“say on pay vote”). 5. Approve, on an advisory and non-binding basis, the frequency of future advisory “say on pay” votes. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2, 3, and 4, and ONE YEAR for Proposal 5. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ABSTAIN ONE YEAR TWO YEARS THREE YEARS FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN